Exhibit 10.2

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) set forth the mutual agreement of Dell Technologies Inc., for itself and its subsidiaries (collectively, “Dell”) and Anthony Charles Whitten (“Executive”) regarding the subject matters addressed below.

1.Separation Date. Executive’s employment with Dell will end as of the close of business on August 18, 2023 (“Separation Date”). Executive may work remotely during the period prior to the Separation Date and shall only be required to render transition services as may be reasonably requested upon advance notice.
2.Consideration from Dell. If Executive signs this Agreement and does not revoke it, Dell will provide Executive with the following good and valuable consideration. Executive agrees that, except as expressly set forth in this Agreement and Dell’s health and welfare and retirement plans, following the Separation Date, Executive shall not be entitled to receive from Dell the payment or distribution of any amounts of pay, commissions, bonuses, benefits, cash, incentives, stock, stock options or other type of property.
a.Severance Compensation. Executive shall receive no cash severance payment.
b.Outstanding Equity Awards. If Executive timely signs this Agreement and does not revoke it, Dell shall cause Executive’s restricted stock unit award granted August 16, 2021 to continue to vest (without any further service requirement) in such portion of the award that is scheduled to vest, respectively, on August 16, 2024 and August 16, 2025 and such vested portion shall be paid on the respective scheduled payment dates in accordance with its terms through August 16, 2025, and the remaining unvested portion of the award otherwise due to vest on August 16, 2026 shall be immediately forfeited on the Separation Date. Dell will withhold from such awards the amounts it determines necessary to satisfy applicable tax withholding requirements when due. For the avoidance of doubt, except as set forth herein, any other unvested outstanding equity awards upon the Separation Date shall also be forfeited on the Separation Date.
c.Joint Statement. Dell will cause to be issued a joint statement from Executive and Dell’s Chairman of the Board and Chief Executive Officer in the form agreed to by Executive and Dell unless otherwise agreed by the parties.
Limitation of Post-Employment Obligations. Executive and Dell agree to modify the terms of Executive’s Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement as follows: the term “Direct Competitor” shall include only Microsoft, Amazon, Google, Hewlett-Packard, Hewlett-Packard Enterprise, Lenovo, NetApp, Nutanix, Pure Storage, CDW, Cisco, IBM, and Oracle. Executive and Dell further agree to modify Executive’s outstanding Restricted Stock Unit awards under the 2013 Stock Incentive Plan as follows: the term “Competitor” shall include only Microsoft, Amazon, Google, Hewlett-Packard, Hewlett-Packard Enterprise, Lenovo, NetApp, Nutanix, Pure Storage, CDW, Cisco, IBM, and Oracle. For the avoidance of doubt, Executive shall be permitted to provide services to all other entities not listed above and if Executive is engaged with an entity that acquires or is acquired by one of the-above referenced entities, Executive shall not be treated as being engaged with a Direct Competitor or Competitor so long as Executive continues to only provide services to the same entity (or the same business unit if the entity that he is then rendering services to is merged into a Direct Competitor or an affiliate thereof) and not services to any other competitive business unit of a Direct Competitor. Nothing in this Agreement shall be construed to modify Executive’s rights under the Dell Technologies Inc. 2013 Stock Incentive Plan, as amended and restated. Executive must comply with all terms and conditions of Executive’s award agreements relevant to a former employee of Dell as of the Separation Date (as modified by this Agreement), the plan and other governing agreements. Dell represents to Executive that, as of the date hereof, it is not aware of (i) any unasserted claims that it has against Executive and (ii) any actions or omissions by Executive that would constitute “Conduct Detrimental to the Company” as such term is defined in Executive’s award agreements.
The payments pursuant to this Agreement are intended to comply with Internal Revenue Code (the “Code”) Section 409A. This Agreement shall be interpreted to comply with, and avoid any penalty under, Code Section 409A. Accordingly, all provisions herein, or incorporated by reference, shall be construed and interpreted to comply with Code Section 409A and, if necessary, any such provision shall be deemed amended to comply with Code Section 409A and regulations thereunder. To the extent required to avoid a penalty under Code Section 409A, each payment hereunder that would otherwise be made on account of Executive’s “separation from service” within the meaning of Section 409A of the Code and during the six-month period immediately following such separation from service shall instead be made on the first business day after the date that is six months following such separation from service.  While this Agreement is intended to comply with Code Section 409A, neither Dell nor any of its affiliates makes or has made any representation, warranty or guarantee of any federal, state or local tax consequences of Executive’s entitlements under this Agreement, including, but not limited to, under Code Section 409A. If the parties in good faith agree that this Agreement is not in compliance with Code Section 409A, the parties shall take good faith reasonable steps to modify this Agreement to comply with Code Section 409A while endeavoring to maintain the intended economic benefits hereunder.
3.     Complete Release. Executive hereby fully releases Dell (including but not limited to EMC Corporation and all its subsidiaries and affiliates) and all of its owners, partners, significant shareholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, subsidiaries, joint ventures, and affiliates (and agents, directors, officers, employees, representatives, and attorneys of such subsidiaries and affiliates), in their respective official capacities as such and/or in relation any and all activities related to Dell (collectively, “Released Parties”), from any and all known or unknown claims or demands Executive may have against any of them through the date hereof. Executive expressly waives and opts out of all claims described above, whether asserted on an individual or class action basis, against any Released Party including but not limited to all such claims arising out of any contract, express or implied, and whether executory or not, any covenant of good faith and fair dealing, express or implied, any tort (whether intentional or negligent, including claims arising out of the negligence or gross negligence by any Released Party and claims of express or implied defamation by any Released Party), and any federal, state, or other governmental statute, regulation, or ordinance, including, without limitation, those relating to qui tam, employment discrimination, termination of employment, payment of wages or provision of benefits, Title VII of the Civil Rights Act of 1964 as amended, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Genetic Information Nondiscrimination Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Equal Pay Act, the Massachusetts Wage Act, M.G.L. c. 149, s. 148, et seq., the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act (“OWBPA”), the Uniformed Services Employment and Reemployment Rights Act (“USERRA”), the Worker Adjustment and Retraining Notification (“WARN”) Act, the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), and the Occupational Safety and Health Act. Executive further releases any and all claims that Executive may have under State law and any other claim under Federal law. Executive represents that Executive has not assigned to any other person any of such claims and that Executive has the full right to grant this release. Notwithstanding any other provision herein, Dell and Executive agree that Executive is not waiving any claims that may arise in the future under the Age Discrimination in Employment Act, any claim for benefits under the Dell Inc. 401(k) Plan or the Dell Inc. Comprehensive Welfare Benefits Plan, any claims with respect to coverage under applicable indemnification agreements or policies or directors’ and officers’ liability insurance policies, any claims as a stockholder of Dell, any unreimbursed expenses or any future claims based on Dell’s obligations and agreements set forth in this Agreement.
4 Participation in Government Matters. Executive understands that nothing in this Agreement, including the Complete Release, Confidentiality, and Non-disparagement sections, restricts or prohibits Executive from communicating with, providing testimony before, providing confidential information to, or filing or cooperating in a claim or investigation directly with a self-regulatory authority or a governmental agency or entity (without the need to seek Dell’s prior approval), including the U.S. Equal Employment Opportunity Commission, the Department of Justice, the Securities Exchange Commission, the Congress, and any agency Inspector General (collectively, the “Regulators”), or from making other disclosures that are protected under the Whistleblower provisions of state or federal law or regulation or receiving an award from any Regulator that provides awards for providing information. However, to the maximum extent permitted by law, Executive waves Executive’s right to receive any individual monetary relief from Dell resulting from such claims.
5.Release of Unknown Claims. For the purpose of implementing a full and complete release, Executive expressly acknowledges that the release that Executive gives in this Agreement is intended to include in its effect, without limitation, claims that Executive did not know or suspect to exist in Executive’s favor at the time of the effective date of this Agreement, regardless of whether knowledge of such claims, or the facts upon which they might be based, would materially have affected the settlement of this matter, and that the consideration given under the Agreement was also for the release of those claims and contemplates the extinguishment of any such unknown claims. In furtherance of this settlement, Executive waives any right Executive may have under California Civil Code Section 1542 (and other similar statutes and regulations), which section reads as follows:
A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release, and that if known by him or her would have materially affected his or her settlement with the debtor or released party.
6.Compensation Paid. Executive represents, warrants, and agrees that Executive has been paid all wages due and owing to Executive including, but not limited to any wages, commissions, bonuses, and any accrued but unused paid time off benefits earned through the Separation Date. . If Executive or someone on Executive’s behalf claims any entitlement to further compensation from Dell, Executive agrees that Dell is entitled to full offset of the amounts set forth in this Agreement.

7.Non-Admission of Liability. Dell and Executive understand and agree that they are entering into this Agreement to, among other things, resolve any claims or differences that may exist between them. By entering into this Agreement, neither Dell nor Executive admits any liability or wrongdoing.
8.Future Employment. Executive agrees that Executive has no right to future employment at Dell and that should Executive seek employment with Dell in the future, any decision regarding rehire is at Dell’s sole discretion. Executive further expressly waives and opts out of all future claims, whether asserted on an individual or class action basis, against any Released Party related to a decision not to hire Executive.
9.Company Documents, Information, or Property. Executive agrees that, on or before August 31, 2023 Executive will have returned to Dell any and all documents relating to Dell or its business operations (and any and all copies thereof, whether in paper form or electronic form), computer equipment, badges, credit cards, and any other Dell property in Executive’s possession or control (other than de minimis items and Executive’s computer monitor). Executive represents and agrees that Executive will not take, nor has Executive taken, any such documents or property from the control or premises of Dell and that if, at any time after the Separation Date,

Executive should come into possession of any such documents or property, Executive will return such documents or property to Dell immediately or destroy them at Dell’s direction. Notwithstanding the foregoing, Executive shall be entitled to retain Executive’s contacts and calendar and personal correspondence and all information and documentation reasonably necessary for Executive to prepare his personal tax returns.
10.Post-Employment Obligations. Executive agrees that, except as otherwise provided in this Agreement, those provisions of Executive’s agreements with Dell that are intended to survive Executive’s termination remain in full force and effect. This includes Executive’s Dell Employment Agreement, long-term incentive agreements, and all confidentiality or non-competition agreements (as modified by this Agreement). Moreover, as a material inducement to Dell to enter into this Agreement, Executive reaffirms Executive’s intent to comply with Executive’s post-employment obligations to Dell under the foregoing agreements, as modified by this Agreement.
11.Non-disparagement. Executive agrees that, except as may be required by law or court order or governmental or regulatory investigation, Executive will not, for the 24-month period following the Separation Date, directly or indirectly, make any statement, oral or written, or perform any act or omission which is or would be reasonably expected to be disparaging in any material respect to the reputation or goodwill of Dell or its senior executive officers or board of directors. For the 24-month period following the Separation Date, Dell’s board of directors and senior executive officers will not, directly or indirectly, make any statement, oral or written or perform any act or omission which is or would be reasonably expected to be disparaging in any material respect to the reputation of Executive. Executive and Dell understand that either party’s compliance with a subpoena or other legally compulsive process or Executive’s or Dell’s participation as a witness or as a party in any lawsuit will not be a violation of this provision. Executive and Dell shall be permitted to make truthful statements in the normal course of permitted competitive activities or to rebut false or misleading statements made about Executive by Dell or its senior executive officers or board of directors or made about Dell (and its senior executive officers or board of directors) by Executive.

12.Cooperation. Executive agrees that Executive will give Dell Executive’s reasonable cooperation in connection with any claims, lawsuits, or proceedings that relate in any manner to Executive’s conduct or duties at Dell or that are based on facts about which Executive obtained personal knowledge while employed at Dell, upon request from Dell’s general counsel. In return, Dell agrees to reimburse Executive for direct and reasonable out of pocket expenses incurred with respect to rendering such cooperation (including travel expenses at the same class level as in effect for Executive prior to the Separation Date and reasonable legal fees and expenses if Executive in good faith believes that independent counsel would be appropriate under the prevailing circumstances). Any such cooperation shall be upon reasonable advance written notice and shall be subject to Executive’s business and personal commitments. Executive shall not be required to cooperate against Executive’s own legal interests or the legal interests of the then current employer of Executive.
13.Successors. This Agreement shall be binding upon Executive and Dell and their respective heirs, representatives, executors, administrators, successors, insurers, and assigns, and shall inure to the benefit of each and all of them and to their respective heirs, representatives, executors, administrators or assigns.
14.Applicable Law and Venue. SUBJECT TO AND WITHOUT LIMITING OR DISPLACING ANY AGREEMENT TO ARBITRATE, THIS AGREEMENT SHALL BE INTERPRETED IN ALL RESPECTS BY THE INTERNAL LAWS OF THE STATE OF TEXAS, AND THE VENUE FOR THE RESOLUTION OF ANY DISPUTES (LOCATION OF ANY LAWSUIT) SHALL BE SOLELY IN THE STATE AND FEDERAL COURTS OF WILLIAMSON COUNTY, TEXAS.

15.Severability. The fact that one or more paragraphs (or portion thereof) of this Agreement may be deemed invalid or unenforceable by any court shall not invalidate the remaining paragraphs or portions of such paragraphs of this Agreement.
16.Certain Acknowledgments. Executive acknowledges that Executive is signing this Agreement voluntarily with full knowledge of its contents. If Executive decides not to sign this Agreement, Dell will not retaliate against Executive. Executive is not relying on any promise or representation not specifically and explicitly made in this Agreement. This Agreement may not be amended or modified except by a written agreement signed by Executive and an authorized officer of Dell. Executive understands that any changes that the parties agree to make to this Agreement after it has been presented to Executive, whether such changes are material or non-material, will not extend the amount of time Executive has to consider the Agreement.
17.Consideration and Revocation Periods. Executive understands that Executive may take up to 21 days following Executive’s receipt of this Agreement to consider this Agreement. Executive understands that Executive may use as much or as little of this period as Executive chooses before signing the Agreement. Executive is advised to consult with an attorney before signing this Agreement. If Executive accepts this Agreement, Executive must sign it and return it to Richard Rothberg on or before the expiration of the 21-day period or Dell’s withdrawal of the offer contained in the Agreement. By signing this Agreement, Executive acknowledges that Executive was afforded a period of at least 21 days from the date Dell’s proposal was presented to Executive in which to consider it. In addition, Executive understands that Executive has a period of seven days within which to revoke this Agreement after signing it. To revoke this Agreement, Executive understands that Executive must provide written notification of revocation to Richard Rothberg within seven days from the date Executive signed it.
If the foregoing accurately sets forth Executive’s agreement with Dell, please signify by signing below and returning this Agreement in its entirety to Richard Rothberg on or before close of business on the twenty-first day after this Agreement was first presented to Executive. If Dell has not received a signed copy of this Agreement by that time, the offer reflected in this Agreement will automatically terminate and expire without further notice from Dell.

For Executive:

Date:    July 26, 2023            /s/ Anthony Charles Whitten
                    Anthony Charles Whitten

For Dell:

Date:    July 27, 2023            /s/ Richard Rothberg
                    Richard Rothberg
General Counsel
Dell Technologies Inc.